UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 27, 2010

RADIANT SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Georgia	0-22065	11-2749765
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3925 Brookside Parkway, Alpharetta, Georgia	30022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (770) 576-6000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 27, 2010, Radiant Systems, Inc., a Georgia corporation (the “Company”), held its annual meeting of stockholders. The Company solicited proxies for the meeting pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended.

Management’s nominees for election to the Company’s board of directors as listed in the Company’s proxy statement were elected for three-year terms, with the results of the voting as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
James S. Balloun	21,886,984	978,938	3,909,816
John H. Heyman	21,903,982	961,940	3,909,816
Donna A. Lee	22,781,762	84,160	3,909,816

As indicated in the above table, James S. Balloun, John H. Heyman and Donna A. Lee were elected as Class II directors for terms expiring at the Company’s 2013 annual meeting of stockholders. The terms of the following Class III directors will continue until the annual meeting in 2011: J. Alexander M. Douglas, Jr. and Michael Z. Kay. The terms of the following Class I directors will continue until the annual meeting in 2012: William A. Clement, Jr. and Alon Goren.

Management also proposed (i) an amendment to the Company’s Amended and Restated 2005 Long-Term Incentive Plan (the “2005 Plan”) to increase the number of shares of common stock that may be issued under such plan from 4,500,000 to 5,900,000, and (ii) the ratification of the appointment of Deloitte & Touche LLP (the “Auditors”) as the Company’s independent auditors for the 2010 fiscal year. The table below summarizes the results of the voting on these proposals by the Company’s stockholders:

Description	Votes For	Votes Against	Abstain	Broker Non-Votes
Approval of amendment	15,205,066	7,656,595	4,261	3,909,816
Ratification of appointment	25,701,612	1,044,632	29,494	Not Applicable

As indicated in the above table, the proposals to approve the amendment to the 2005 Plan and to ratify the appointment of the Auditors were approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIANT SYSTEMS, INC.

By:	/S/ JOHN H. HEYMAN
Name:	John H. Heyman
Title:	Chief Executive Officer

Dated: June 1, 2010